UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017 (November 29, 2017)

Key Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	20-2648081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 McKinney Street, Suite 1800 Houston, Texas 77010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 651-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On November 29, 2017, the Compensation Committee (the “Committee’) of the Board of Directors of Key Energy Services, Inc. (the “Company”) approved certain executive compensation items through a unanimous written consent, as described in greater detail below.

Employment Agreements

In connection with her promotion as the Company’s Senior Vice President, General Counsel and Corporate Secretary, as previously reported on the Company’s Form 8-K filed on September 12, 2017, the Committee approved the terms for an employment agreement to be entered into with Ms. Hargis effective on or around December 4, 2017 (the “Hargis Employment Agreement”), which will supersede and replace that certain Change of Control Agreement between the Company and Ms. Hargis dated January 6, 2014. The Hargis Employment Agreement provides for an annual base salary of $300,000 and a target annual equity compensation award equal to 65,000 shares of equity-based compensation awards. Additionally, the Committee approved the terms for an employment agreement to be entered into with David Brunnert, the Company’s Senior Vice President and Chief Operating Officer, to be effective on or around December 4, 2017 (the “Brunnert Employment Agreement,” and together with the Hargis Employment Agreement, the “Employment Agreements”), which will supersede and replace that certain Amended and Restated Change of Control Agreement dated January 31, 2017. The Brunnert Employment Agreement provides for an annual base salary of $350,000. The Employment Agreements contain certain confidentiality and intellectual property covenants.

Upon a termination of Ms. Hargis’ or Mr. Brunnert’s employment with the Company (i) by the Company without “cause” (as defined in the Employment Agreements), (ii) by the expiration of the term of the Employment Agreements due to the Company delivering a notice of non-renewal, (iii) due to death or “disability” (as defined in the Employment Agreements), or (iv) by the executive for “good reason” within one year following a “change of control” (each as defined in the Employment Agreements), in each case, subject to the execution and non-revocation of a release, the Company will provide (x) a lump sum severance payment equal to the executive’s annual base salary, (y) continued coverage under the Company’s medical and dental benefit plans for 12 months, and (z) accelerated vesting of outstanding equity awards. If any amounts due to the executive on a termination of employment with the Company by the executive for good reason within one year following a change of control is includable in the executive’s gross income under Section 409A of the Internal Revenue Code of 1986, as amended, then the Company will pay an additional amount necessary to pay the executive for additional income taxes on such amounts.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, a copy of which is filed as Exhibit 10.1.

Replacement Equity Awards

On November 29, 2017, the Committee approved certain modifications to the Company’s equity-based awards granted to employees, including each of the named executive officers, during the 2016 calendar year (the “2016 Awards”). Such modifications were determined to be appropriate and necessary for retention and incentive purposes. The Committee confirmed that the first tranche of the 2016 Awards, including both time-based awards and performance-based awards, will vest as scheduled in December 2017 subject to the satisfaction of the original vesting terms. The Committee next approved providing each holder of 2016 Awards with the option to either (i) continue to hold the remainder of the 2016 Awards that did not vest in December 2017 pursuant to their original terms, or (ii) forfeit the remaining 2016 Awards in exchange for a new grant made up of 50% time-vested restricted stock unit awards (the “Time RSU Award”) and 50% performance share awards (the “Performance RSU Award”).

The Time RSU Awards will represent the right to receive one share of common stock of the Company for each vested restricted stock unit. The Time RSU Award will become vested as to 1/3 of the restricted stock units on each anniversary of the date of grant. Upon a termination of the holder’s employment for any reason, any portion of the Time RSU Award which remains unvested will be forfeited; provided, however, that if the holder’s employment is terminated by the Company without “cause” (as defined in the Time RSU Award) or by the holder for “good reason” (as defined in the Time RSU Award), in each case, within 12 months following a “change of control” (as defined in the Time RSU Award), then any portion of the Time RSU Award which remains unvested will become vested.

The Performance RSU Awards will represent the right to earn one share of common stock of the Company for each vested restricted stock unit. The Performance RSU Awards will settle following the end of the performance period with respect to the 2020 calendar year; however, one-third of the restricted stock units are earned based on the EBITDA-based performance goals achieved over each of the performance periods with respect to the 2018, 2019, and 2020 calendar years. Upon a termination of the holder’s employment for any reason, any portion of the Performance RSU Award which remains unvested will be forfeited.

The foregoing description of the Time RSU Award and the Performance RSU Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Time RSU Award and the Performance RSU Award, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Employment Agreement for Katherine Hargis and David Brunnert.

10.2	Form of Time-Vested Restricted Stock Unit Award Agreement.

10.3	Form of Performance-Based Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 5, 2017	By:	/s/ Robert Drummond
Robert Drummond President and Chief Executive Officer